Exhibit 99.1

Transocean Ltd. Announces Proposed Private Offering of $1.175 Billion of Senior Secured Notes due 2030

STEINHAUSEN, Switzerland – January 17, 2023 – Transocean Ltd. (NYSE: RIG) announced today that Transocean Inc., its wholly-owned subsidiary has commenced an offering of U.S. $1.175 billion aggregate principal amount of senior secured notes due 2030 (the “Notes”) to eligible purchasers pursuant to Rule 144A/Regulation S. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Transocean Ltd. In addition, the Notes will be guaranteed on a senior secured basis by certain of Transocean Inc.’s subsidiaries that guarantee the existing (i) 7.75% Senior Secured Notes due 2024 issued by Transocean Phoenix 2 Limited (the “Thalassa Notes”), (ii) 5.875% Senior Secured Notes due 2024 issued by Transocean Guardian Limited (the “Guardian Notes”), (iii) 6.25% Senior Secured Notes due 2024 issued by Transocean Proteus Limited (the “Proteus Notes”) and (iv) 6.125% Senior Secured Notes due 2025 issued by Transocean Pontus Limited (the “Pontus Notes” and collectively, the “Existing Secured Notes”), in each case, up to a secured guarantee cap equal to the principal amount of such notes being refinanced (together with any applicable premium, fees and expenses) (the “Secured Limited Guarantee Cap”). Accordingly, Transocean Inc.’s subsidiaries that guarantee the Thalassa Notes, the Guardian Notes, the Proteus Notes and the Pontus Notes, will be subject to a Secured Limited Guarantee Cap on the Notes equal to $247 million, $320 million, $256 million and $352 million, respectively.

The Notes will also be secured by a lien on Deepwater Thalassa, Deepwater Proteus, Transocean Enabler, Transocean Encourage and Deepwater Pontus (the “Collateral Rigs”) and certain other assets related to the Collateral Rigs, up to the applicable Secured Limited Guarantee Cap.

On January 17, 2023, each of the issuers of the Existing Secured Notes exercised its right to optionally redeem all of its applicable series of the Existing Secured Notes at the applicable redemption price for such series, which redemptions are conditioned upon and subject to the consummation of the offering. The redemptions are currently expected to be consummated on February 16, 2023, assuming the satisfaction by such date of the conditions thereto. This press release does not constitute a notice of redemption under the optional redemption provisions of the indentures governing the Existing Secured Notes.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. All of the net proceeds from the offering will be used to fund the redemption of all of the outstanding Existing Secured Notes, subject to the satisfaction of the conditions precedent thereto. Transocean Inc. will transfer a portion of the net proceeds from the offering, together with cash on hand to the extent required to complete such redemptions, to each applicable subsidiary issuer of the respective series of Existing Secured Notes, and each such issuer will apply such proceeds to consummate such redemption, subject to the satisfaction of the conditions precedent thereto.

The Notes and the guarantees (together, the “securities”) have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States, shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale

Exhibit 99.1

would be unlawful and does not constitute a prospectus pursuant to the FinSA. There shall not be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 38 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship and holds a partial ownership interest in a company that is constructing another ultra-deepwater drillship.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks relating to the closing of the offering of the Notes, conditions in the financial markets, investor response to the offering of the Notes and the guarantees of the Notes, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647